Exhibit 5.1

Aflac Incorporated
1932 Wynnton Road
Columbus, Georgia 31999

May 28, 2026

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

United States

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

As Representatives of the several Underwriters

Re:	Aflac Incorporated – ¥3,100,000,000 2.117% Senior Notes due 2029, ¥41,800,000,000 2.802% Senior Notes due 2031, ¥13,100,000,000 3.123% Senior Notes due 2033 and ¥7,900,000,000 3.482% Senior Notes due 2036

Ladies and Gentlemen:

I am the Senior Executive Vice President and General Counsel to Aflac Incorporated, a Georgia corporation (the “Company”), and as such have acted as counsel for the Company in connection with the Underwriting Agreement, dated May 21, 2026 (the “Underwriting Agreement”), between the several Underwriters named therein (the “Underwriters”), for whom you are acting as Representatives, and the Company, relating to the sale by the Company to the Underwriters of ¥3,100,000,000 aggregate principal amount of 2.117% Senior Notes due 2029 (the “2029 Notes”), ¥41,800,000,000 aggregate principal amount of 2.802% Senior Notes due 2031 (the “2031 Notes”), ¥13,100,000,000 aggregate principal amount of 3.123% Senior Notes due 2033 (the “2033 Notes”) and ¥7,900,000,000 aggregate principal amount of 3.482% Senior Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes, the 2031 Notes and the 2033 Notes, the “Securities”), to be issued under the Senior Debt Indenture, dated as of May 21, 2009 (the “Base Indenture”), as supplemented (i) in the case of the 2029 Notes, by the Forty-Eighth Supplemental Indenture, dated the date hereof (together with the Base Indenture, the “2029 Indenture”), (ii) in the case of the 2031 Notes, by the Forty-Ninth Supplemental Indenture, dated the date hereof (together with the Base Indenture, the “2031 Indenture”), (iii) in the case of the 2033 Notes, by the Fiftieth Supplemental Indenture, dated the date hereof (together with the Base Indenture, the “2033 Indenture”) and (iv) in the case of the 2036 Notes, by the Fifty-First Supplemental Indenture, dated the date hereof (together with the Base Indenture, the “2036 Indenture” and, the 2036 Indenture, together with the 2029 Indenture, the 2031 Indenture and the 2033 Indenture, the “Indentures”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Morgan Stanley & Co. International plc

MUFG Securities EMEA plc

As Representatives of the several Underwriters

May 28, 2026

This opinion is being furnished to you pursuant to Section 10(d) of the Underwriting Agreement. All capitalized terms not expressly defined herein are intended to have the respective meanings as defined in the Underwriting Agreement.

In connection with this opinion, I, or attorneys under my supervision, have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including:

a)	the registration statement on Form S-3ASR (File No. 333-281977) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement as so amended, being hereinafter referred to as the “Registration Statement”);

b)	the prospectus, dated September 6, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Morgan Stanley & Co. International plc

MUFG Securities EMEA plc

As Representatives of the several Underwriters

May 28, 2026

c)	the preliminary prospectus supplement, dated May 18, 2026 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”) relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

d)	the prospectus supplement, dated May 21, 2026 (together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

e)	the “issuer free writing prospectus,” dated May 21, 2026, filed with the Commission on May 21, 2026 relating to the Securities;

f)	the documents described on Schedule A hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended and incorporated by reference into the Prospectus or the Preliminary Prospectus, as the case may be, as of the date of the Underwriting Agreement or as of the date hereof, respectively (collectively, the “Incorporated Documents”);

g)	an executed copy of the Underwriting Agreement;

h)	the form of securities included in the Indenture;

i)	an executed copy of the Base Indenture;

j)	an executed copy of the Forty-Eighth Supplemental Indenture;

k)	an executed copy of the Forty-Ninth Supplemental Indenture;

l)	an executed copy of the Fiftieth Supplemental Indenture;

m)	an executed copy of the Fifty-First Supplemental Indenture;

n)	the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee;

o)	the Articles of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Georgia (the “Articles of Incorporation”);

p)	the Amended and Restated Bylaws of the Company, as certified by J. Matthew Loudermilk, Corporate Secretary of the Company (the “Bylaws”);

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Morgan Stanley & Co. International plc

MUFG Securities EMEA plc

As Representatives of the several Underwriters

May 28, 2026

q)	resolutions of the Board of Directors of the Company adopted on August 13, 2024 and February 10, 2026, as certified by J. Matthew Loudermilk, Corporate Secretary of the Company;

r)	a certificate, dated May 11, 2026, and facsimiles bringdown thereof, dated May 21, 2026 and May 28, 2026, from the Secretary of State of Georgia as to the Company’s existence and good standing (the “Georgia Certificate”);

s)	a certificate, dated May 11, 2026, and facsimiles bringdown thereof, dated May 21, 2026 and May 28, 2026, from the Secretary of State of Nebraska as to the existence and good standing of American Family Life Assurance Company of Columbus (“Aflac U.S.”) (the “Nebraska Certificate”);

t)	a certificate, dated May 21, 2026, from the Nebraska Department of Insurance as to Aflac U.S.’s authorization to issue policies and transact the business of insurance in the State of Nebraska (the “Nebraska Compliance Certificate”); and

u)	bringdown certificates, dated May 21, 2026 and May 28, 2026, from the Tokyo Legal Affairs Bureau Shinjuku Branch as to all current matters of corporate registration and good standing of Aflac Life Insurance Japan Ltd. (“Aflac Japan,” and together with Aflac U.S., the “Significant Subsidiaries”) (together with the Georgia Certificate and the Nebraska Certificate, the “Good Standing Certificates”).

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties.

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Morgan Stanley & Co. International plc

MUFG Securities EMEA plc

As Representatives of the several Underwriters

May 28, 2026

The Underwriting Agreement, the Securities and the Indenture are referred to herein collectively as the “Transaction Documents.” As used herein, (i) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of Georgia, the United States of America or Japan having jurisdiction over the Company under applicable laws, rules and regulations; and (ii) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to applicable laws, rules and regulations.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations: the opinions set forth in paragraphs 2 and 3 below with respect to the valid existence and good standing of the Significant Subsidiaries are based solely upon the Nebraska Certificate, the Japan Certificate and the Nebraska Compliance Certificate.

I am admitted to the Bar in the State of Georgia and I do not express any opinion as to any laws other than (i) the laws of the State of Georgia and (ii) the federal laws of the United States of America to the extent referred to specifically herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, I am of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus.

2.	Aflac U.S. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nebraska with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; and all of the issued shares of capital stock of Aflac U.S. are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

3.	Aflac Japan has been duly incorporated and is validly existing as a stock corporation in good standing under the laws of Japan with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; and all of the issued shares of capital stock of Aflac Japan are owned indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

4.	The Company has an authorized capitalization as set forth in the Prospectus.

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Morgan Stanley & Co. International plc

MUFG Securities EMEA plc

As Representatives of the several Underwriters

May 28, 2026

5.	The Company and the Significant Subsidiaries are each duly qualified as a foreign corporation for the transaction of business and each of them is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect.

6.	To the best of my knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed or that, if determined adversely to the Company and its subsidiaries, taken as a whole, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and the Significant Subsidiaries; and, to the best of my knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

7.	Each of the Company’s subsidiaries that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (including jurisdictions outside of the United States) is licensed or registered as an insurance company or under an insurance holding company act in its respective jurisdiction of organization or incorporation, as the case may be, and is duly licensed or authorized or registered, as the case may be, in each other jurisdiction where it is required to be so licensed or authorized or registered to conduct its business as described in the Prospectus as amended or supplemented.

8.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

9.	The Indentures have been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and executed by the Company; and the Securities and the Indentures conform to the descriptions thereof in the Prospectus.

10.	The execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (i) violate or conflict with the Articles of Incorporation or the Bylaws, (ii) violate, conflict with or constitute a default under any agreement or instrument to which the Company is a party or the Company or any of its properties is subject or (iii) violate or conflict with, or result in any contravention of, any law of the State of Georgia, Governmental Approval or any judicial or regulatory order or decree of any Governmental Authority applicable to the Company, the Significant Subsidiaries or any of their properties, except, in the case of clauses (ii) and (iii), for such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the validity or performance of the Company’s obligations under the Securities, the Indentures and the Underwriting Agreement.

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Morgan Stanley & Co. International plc

MUFG Securities EMEA plc

As Representatives of the several Underwriters

May 28, 2026

11.	No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities. None of the Company, the Significant Subsidiaries or American Family Life Assurance Company of New York is in violation of its articles of incorporation or bylaws or the other organizational documents or in default in the performance or observance of any material obligations, covenant or condition contained in any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the validity or performance of the Company’s obligations under the Securities, the Indentures and the Underwriting Agreement.

12.	The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which I express no opinion), when they were filed and when they became effective with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

This opinion is furnished only to you and is solely for your benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Transaction Documents. Without my prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this opinion (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction). Notwithstanding the foregoing, the Trustee may rely on paragraphs (1) and (9) of this opinion as though such paragraph had been addressed to the Trustee.

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Morgan Stanley & Co. International plc

MUFG Securities EMEA plc

As Representatives of the several Underwriters

May 28, 2026

Very truly yours,

/s/ Audrey B. Tillman, Esq.
Audrey B. Tillman, Esq.
Senior Executive Vice President & General Counsel

Schedule A

Documents Incorporated by Reference

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 25, 2026 (including the portions of the Company’s Definitive Proxy Statement, filed with the SEC on March 19, 2026, that are incorporated by reference therein).

2.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Commission on May 6, 2026.

3.	Current Reports on Form 8-K filed with the Commission on May 7, 2026 and May 14, 2026.